Exhibit 10.1

CONFIDENTIAL

Letter Agreement

This Letter Agreement (“Agreement”) is entered into effective as of July 31, 2014 (“Effective Date”) by and between Tesla Motors, Inc., a Delaware corporation located at 3500 Deer Creek Road, Palo Alto, California, 94304, United States (“Tesla”), and Panasonic Corporation, 1006 Kadoma, Kadoma City, Osaka 571-8506, Japan (“Panasonic”). Tesla and Panasonic are each referred to herein as a “Party” and such entities are collectively referred to herein as the “Parties.” In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

PURPOSE

Tesla desires to engage Panasonic to manufacture and supply cylindrical lithium-ion battery cells (the “Goods”) for use in Tesla products and, in connection with that purpose, Panasonic desires to engage the operations set forth above within a manufacturing facility owned by Tesla (the “Giga-Factory”).

Article 1. The Parties hereby agree that Panasonic, by itself or through its subsidiary, will engage in the manufacture and supply of the Goods for use in Tesla products within the Giga-Factory. The terms and conditions with respect to such operations and sales will be reflected in a separate written agreement.

Article 2. For the purpose set forth in Article 1 above (the “Purpose”), Panasonic will be responsible for the investments for equipment, machineries, tooling, jigs, dies, gauges, fixtures and molds required to manufacture and supply the Goods within Giga-Factory; provided, however, that the schedule, amount, contents and other conditions with respect to each such investment will be separately approved in writing by the Parties.

Article 3. For the Purpose, Tesla will be responsible for preparing and providing to Panasonic the land, buildings and utilities required to manufacture and supply the Goods within the Giga-Factory.

Article 4. Tesla hereby acknowledges and agrees that it will continue to purchase from Panasonic the Goods manufactured in its factories located in Japan for Tesla electric vehicle Models S and X. To that end, the Parties shall negotiate in good faith an amendment to the supply agreement dated October 5, 2011 governing such purchases.

Article 5. This Agreement will commence on the Effective Date and may be terminated by mutual written agreement of the Parties.

Article 6. This Agreement is subject to the terms and conditions of the non-disclosure agreement dated July 31, 2014, by and between Tesla and Panasonic (“NDA”), which is hereby incorporated by reference into this Agreement. The existence, terms and conditions of this Agreement constitute Confidential Information of the Parties, and may not be disclosed by either Party without the other Party’s prior written consent. Either Party may make an announcement, press release and other publication regarding this Agreement only by the mutual written agreement between the Parties.

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CONFIDENTIAL

Article 7. This Agreement will be governed by and construed under and in accordance with the laws of the State of California, without regard to principles of conflicts of law. The UN Convention on Contracts for the International Sale of Goods will not apply to the Contract. Tesla and Panasonic will first endeavor to resolve through good faith negotiations any dispute arising under this Agreement. Any dispute arising out of or relating to this Agreement that is not resolved through negotiation shall be settled exclusively by final and binding arbitration conducted in accordance with the arbitration provision in the NDA.

Article 8. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements and understandings pertaining to such subject matter, both oral and written, between the Parties. This Agreement may not be amended, modified or discharged, nor may any of its terms be waived, except in writing signed by an authorized representative of both Parties. Neither this Agreement nor any rights or obligations under this Agreement shall be assignable or otherwise transferable by either Party to this Agreement to any third party. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together constitute one agreement.

IN WITNESS WHEREOF, the Parties have, by their duly authorized representatives, executed this Agreement.

Tesla Motors, Inc.		Panasonic Corporation

By:	/s/ JB Straubel	By:	/s/ Yoshio Ito
Name: JB Straubel		Name: Yoshio Ito
Title: Chief Technology Officer		Title: Senior Managing Director, Member of the Board President, Automotive & Industrial Systems Company Panasonic Corporation

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